Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference to our firm in the Registration Statement (Form S-8 No. 33-000000) pertaining to the Precision Tune 1996 Employee Stock Purchase Plan and to the incorporation by reference therein of our reports dated
(a) August 15, 1997, with respect to the balance sheet of Precision Auto
Care, Inc., (b) August 15, 1997, with respect to the consolidated financial statements of WE JAC Corporation, (c) March 28, 1997, with respect to the consolidated financial statements of Miracle Industries, Inc., (d) March 21, 1997, with respect to the financial statements of Lube Ventures, Inc., and (e) March 21, 1997, with respect to the financial statements of Prema Properties, Ltd., included in the Registration Statement (Form S-1) and related Prospectus of Precision Auto Care, Inc. for the registration of 2,443,600 shares of its common stock.


Vienna, Virginia                                     /s/ ERNST & YOUNG LLP
February 27, 1998                                    ____________________
                                                         ERNST & YOUNG LLP